UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2019

PROPANC BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of principal executive offices) (Zip Code)

61 03 9882 0780

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

Propanc Biopharma, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) whereby an investor (the “Investor”) purchased from the Company, for a purchase price of $125,000 (the “Purchase Price”) a Convertible Redeemable Promissory Note, in the principal amount of $131,000 (the “Note”). The Purchase Price was funded on October 2, 2019.

The Securities Purchase Agreement contains such representations, warranties and covenants as are typical for a transaction of this nature.

Convertible Redeemable Promissory Note

The Note is due and payable on October 1, 2020 (the “Maturity Date”) and entitles the holder to 8% interest per annum (the “Interest Rate”). The Note may be converted into shares of the Company’s common stock equal to 40% discount of the lowest closing bid price of the Common Stock, for the ten trading days immediately prior to the delivery of a notice of conversion; provided, however, such conversion shall not be effected to the extent that the Investor together with any of its affiliates would beneficially own in excess of 4.99%, which may be increased up to 9.99% upon 60 days’ prior written notice by the Investor to the Company. The Company may redeem the Note prior to April 2, 2020, as follows: (i) if the redemption occurs within the first 60 days then an amount equal to 115% of the face amount of the Note plus any accrued interest, (ii) if the redemption occurs after the 61st day but on or before the 120th day following the issuance of the Note, then an amount equal to 125% of the face amount of the Note along with any accrued interest, (iii) if the redemption occurs after the 121st day but on or before the 180th day following the issuance of the Note, then an amount equal to 135% of the face amount of the Note along with any accrued interest.

In the event of a default, without demand, presentment or notice, the Note shall become immediately due and payable.

The foregoing provides only brief descriptions of the material terms of the Securities Purchase Agreement and the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the forms of Securities Purchase Agreement and the Note, respectively, filed as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Redeemable Promissory Note*
10.1	Form of Securities Purchase Agreement *

* filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPANC BIOPHARMA, INC.

Date: October 8, 2019	By:	/s/ James Nathanielsz
James Nathanielsz
Chief Executive Officer